Exhibit 10.1


                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement"), made and entered into this 19th day of January, 2005, by and between Don Peay ("Seller") and World Trophy Outfitters, Inc., a Nevada corporation ("Buyer").

                                   WITNESSETH:

         WHEREAS, Seller is has acquired ten hunting permits as more particularly described on Exhibit "A" hereto (the "Permits").

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to buy from Seller, all of the Permits upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements of the parties hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

         1. Purchase and Sale of Permits. Upon the terms and subject to the condition of this Agreement, Buyer hereby purchases, accepts, and acquires from Seller, and Seller hereby sells, transfers, assigns, conveys, and delivers to Buyer, all right, title, and interest in and to the Permits.

         2. Purchase Price. The aggregate purchase price for the Permits (the "Purchase Price") is ONE HUNDRED THIRTY-THREE THOUSAND DOLLARS ($133,000).

         3. Payment. On the date hereof, Buyer shall pay to Seller, in cash, an amount of TEN THOUSAND DOLLARS ($10,000) (the "Initial Payment") on or before June 30, 2005. Buyer shall pay seller the remaining ONE HUNDRED TWENTY-THREE THOUSAND DOLLARS ($123,000) on the earlier of December 31, 2005.

         4. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

                  a. Power and Authority. Seller has the power and authority to execute, deliver, and perform this Agreement. This Agreement is a legal, valid, and binding obligations of Seller, enforceable in accordance with its terms.

                  b. No Conflict. Neither execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate or conflict with (1) any federal, state, or local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgment, or decree or law applicable to Seller or the Permits or (2) any license, contract or other commitment or arrangement to which Seller is a party or by which Seller or any of the Permits are bound.

                  c. Required Government Consents. No approval, authorization, certification, consent, variance, permission, license, or permit to or from, or notice, filing, or recording to or with, any federal, state, local governmental or other governmental authorities is necessary for the (1) execution and delivery of this Agreement or the consummation by parties of the transactions contemplated hereby or (2) the ownership and resale use of the Permits by the Buyer.

                  d. Good and Marketable Title. Buyer shall hereby obtain good and marketable title to all of the Permits. The title obtained by Buyer to the Permits shall not, individually or in the aggregate, be subject to any liens or encumbrances.

         5. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

                  a. Organization. Buyer is a corporation validly existing and in good standing under the laws of the State of Nevada with the corporate power and authority to conduct its business and to own and lease its properties and assets. Buyer is duly qualified or licensed to do business and is in good standing as a foreign corporation in each state in which the failure to be so qualified or licensed would have a material adverse effect on its financial condition or operations.

                  b. Power and Authority. Buyer has the power and authority to execute, deliver, and perform this Agreement and Buyer has taken all necessary corporate action to authorize the execution and delivery of this Agreement. This Agreement is a legal, valid, and binding obligation of Buyer, enforceable in accordance with its terms.

         6. Further Acts. Upon the request of Buyer, Seller shall duly execute, acknowledge, and deliver all such further acts, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required to convey to and vest in Buyer or its assigns and protect its right, title and interest in and enjoyment of the Permits and as may be appropriate otherwise to carry out the transactions contemplated by this Agreement.

         7. Entire Agreement. This Agreement constitutes the sole understanding of the parties with respect to the subject matter hereof. No amendment, modification, or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

         8. Parties Bound by Agreement; Successors and Assigns. The terms, conditions, and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof. Without the prior written consent of the other party, Buyer may assign its rights, duties, or obligations hereunder or any part thereof to any other person or entity, which shall thereupon become Buyer, provided that at the time of such assignment Buyer unconditionally and irrevocably guarantees the payment and performance of any duties or obligations so assigned.

         9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

         10. Headings. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

         11. Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party that is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).

         12. Expenses. Seller and Buyer shall each pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accounts, and counsel.

         13. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Utah without giving effect to the principles of conflicts of law thereof.

         14. Survival of Agreements. All covenants, agreements, representations, and warranties made herein shall survive the execution and delivery of this Agreement and the Closing.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on their behalf as of the date first written above.

WORLD TROPHY OUTFITTERS, INC.                            "SELLER"



By  /s/ Don Peay                                          /s/ Don Peay
-------------------------                                -----------------------
Don Peay, President                                      Don Peay

                                    EXHIBIT A

                          (DESCRIPTION OF THE PERMITS)

Ten Dall Sheep hunts with Artic Red River Outfitters, Kelly Hougan, six of these hunts during August 5-16, 2006 time slots and four are for the August 5-16, 2007 time slots.